                                                                    Exhibit 23.1




                          Independent Auditors Consent


         We consent to the use in this Amendment No. 1 to Registration Statement No. 333-23067 of PairGain Technologies, Inc. on Form S-3 of our report dated February 27, 1997 on the supplemental consolidated financial statements of PairGain Technologies, Inc. as of December 31, 1996 and 1995 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement, to the incorporation by reference in such Registration Statement of (i) our reports dated February 27, 1997, appearing in the Annual Report on Form 10-K/A of PairGain Technologies, Inc. for the year ended December 31, 1996, and
         (ii) our report dated February 10, 1997 (February 27, 1997 as to Note
         10) on the financial statements of Avidia Systems, Inc. as of and for the year ended December 31, 1996 appearing in the report on Form 8-K/A of PairGain Technologies, Inc. filed on April 25, 1997, and to the reference to us under the heading "Experts" in such Prospectus.

         /s/ DELOITTE & TOUCHE LLP


         Costa Mesa, California
         May 1, 1997